                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 5(g)

MetLife Insurance Company of Connecticut        GROUP VARIABLE ANNUITY MASTER APPLICATION
One Cityplace . Hartford, CT 06103
                                                             BLUEPRINT/GOLD TRACK EXPRESS

                     SECTION I - CONTRACT OWNER INFORMATION
                      Please print or type all information
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Employer/Sponsor Name:

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Employer's Tax ID Number:                    Plan Year End:

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Employer's Address:

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Employer's Phone Number:                     Employer's Fax Number:

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Employer's Organization or Business Type:
[ ] Corporation               [ ] Professional Service Corporation
[ ] S Corporation             [ ] Limited Liability Company (LLC)
[ ] Partnership (including LLC Partnership)        [ ] Sole Proprietorship

NOTE: IF THE EMPLOYER/PLAN SPONSOR IS A LLC THAT IS NOT TAXED AS A CORPORATION, A PARTNERSHIP OR A SOLE PROPRIETORSHIP, THE APPLICANT MUST PROVIDE ADDITIONAL SATISFACTORY INFORMATION AS PART OF ITS APPLICATION TO PURCHASE THE ANNUITY CONTRACT. PLEASE COMPLETE THE EMPLOYER/PLAN SPONSOR CERTIFICATION REGARDING PURCHASE OF QUALIFIED ANNUITY. AN APPLICANT THAT IS UNABLE TO COMPLETE THIS CERTIFICATION IS INELIGIBLE TO PURCHASE THIS ANNUITY, BUT MAY APPLY FOR A DIFFERENT ANNUITY THAT THE COMPANY OFFERS TO PLANS.

On written request, we will provide you within reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract. If for any reason you are not satisfied with the annuity contract, you may return the annuity contract within 10 days after it is delivered to you. If you are 65 or older on the annuity contract date, you may return the contract within 30 days after it is delivered to you. Should you decide to cancel the contract, we will refund the value of the amounts allocated to the contract (less purchase payment credits applied, if any). A contract charge, premium tax or withdrawal/surrender charges, if any, will not be deducted from the amount we refund.




                    PLEASE SEE PAGE 2 FOR INVESTMENT OPTIONS



L-24767AZ                               ORDER # L-24770AZ  Rev. 05/06;  1 of 5

                       SECTION II - INVESTMENT SELECTIONS

(Please select the investment options desired for your plan. Please note: An investment option cannot be offered initially under your plan if it has not been selected on this form.)
[ ] CHECK HERE TO SELECT ALL FUNDS

[ ] American Funds Global Growth Fund                     IL   [ ] Legg Mason Partners Variable Small Cap Growth
                                                                   Opportunities Portfolio                                    C9
[ ] American Funds Growth Fund                            IG   [ ] Legg Mason Partners Variable Social
                                                                   Awareness Stock Portfolio                                  SA
[ ] American Funds Growth-Income Fund                     II   [ ] Legg Mason Partners Variable Total Return
                                                                   Portfolio                                                  AE
[ ] Batterymarch Mid-Cap Stock Portfolio                  1M   [ ] Lord Abbett Bond Debenture Portfolio                       AF
[ ] BlackRock Aggressive Growth Portfolio                 DQ   [ ] Lord Abbett Growth and Income Portfolio --
                                                                   Class B                                                    HL
[ ] BlackRock Bond Income Portfolio                       4W   [ ] Lord Abbett Growth and Income Series Fund
                                                                   -- Class VC                                                FK
[ ] Dreyfus VIF Appreciation Portfolio                    DP   [ ] Lord Abbett Mid Cap Value Series Fund
                                                                   -- Class VC                                                FL
[ ] Dreyfus VIF Developing Leaders Portfolio              DS   [ ] Mercury Large-Cap Core Portfolio                           DR
[ ] Federated High Yield Portfolio                        4E   [ ] Met/AIM Capital Appreciation Portfolio                     KC
[ ] FI Large Cap Portfolio (Fidelity)                     4G   [ ] MetLife Aggressive Allocation Portfolio                    H9
[ ] FI Value Leaders Portfolio (Fidelity)                 4F   [ ] MetLife Conservative Allocation Portfolio                  H5
[ ] Fidelity VIP Contrafund(R) Portfolio                  FT   [ ] MetLife Conservative to Moderate Allocation
                                                                   Portfolio                                                  H6
[ ] Fidelity VIP Mid Cap Portfolio                        D1   [ ] MetLife Investment Diversified Bond Fund                   OB
[ ] Franklin Small-Mid Cap Growth Securities Fund         UW   [ ] MetLife Investment International Stock Fund                CI
[ ] Harris Oakmark International Portfolio                4C   [ ] MetLife Investment Large Company Stock Fund                OC
[ ] Janus Aspen Series Mid Cap Growth Portfolio           JA   [ ] MetLife Investment Small Company Stock Fund                OE
[ ] Janus Capital Appreciation Portfolio                  4A   [ ] MetLife Moderate Allocation Portfolio                      H7
[ ] Lazard Retirement Small Cap Portfolio                 RS   [ ] MetLife Moderate to Aggressive Allocation
                                                                   Portfolio                                                  H8
[ ] Legg Mason Partners Investment Grade Bond Fund        4O   [ ] MFS(R) Total Return Portfolio                              4I
[ ] Legg Mason Partners Small Cap Value Fund              SF   [ ] MFS(R) Value Portfolio                                     BD
[ ] Legg Mason Partners Variable Adjustable Rate
    Income Portfolio                                      BI   [ ] Neuberger Berman Real Estate Portfolio                     I3
[ ] Legg Mason Partners Variable Aggressive
    Growth Portfolio                                      SG   [ ] PIMCO VIT Total Return Portfolio                           PM
[ ] Legg Mason Partners Variable All Cap Portfolio        AD   [ ] Pioneer Fund Portfolio                                     UP
[ ] Legg Mason Partners Variable Appreciation
    Portfolio                                             1N   [ ] Pioneer Strategic Income Portfolio                         4J
[ ] Legg Mason Partners Variable Diversified
    Strategic Income Portfolio                            1O   [ ] Putnam VT Small Cap Value Fund                             OP
[ ] Legg Mason Partners Variable Equity Index
    Portfolio                                             GF   [ ] T. Rowe Price Large Cap Growth Portfolio                   IF
[ ] Legg Mason Partners Variable Growth and Income
    Portfolio                                             I1   [ ] Templeton Developing Markets Securities Fund               VQ
[ ] Legg Mason Partners Variable High Yield Bond
    Portfolio                                             CJ   [ ] Templeton Foreign Securities Fund                          VG
[ ] Legg Mason Partners Variable Investors
    Portfolio                                             C2   [ ] Templeton Growth Fund, Inc.                                4Y
[ ] Legg Mason Partners Variable Large Cap Growth
    Portfolio                                             AB   [ ] Van Kampen LIT Comstock Portfolio                          NJ
[ ] Legg Mason Partners Variable Money Market
    Portfolio                                             HM   [ ] Van Kampen LIT Emerging Growth Portfolio                   NY
[ ] Legg Mason Partners Variable Premier Selections
    All Cap Growth Portfolio                              P1   [ ] Western Asset Management U.S. Government
                                                                   Portfolio                                                  GV
                                                               [ ] Fixed Account



L-24767AZ                                 Order # L-24770AZ Rev. 05/06; 2 of 5

                   SECTION III - PLAN COMPLIANCE INFORMATION

-------------------------------------------------------------------------------
 Third Party Administrator

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 TPA Contact Name

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 TPA Address

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 TPA Phone Number:                           TPA Fax Number:

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 External Trustee (if applicable)

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 External Trustee Contact Name

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 External Trustee Address

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 Trustee Phone Number:                       Trustee Fax Number:

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                      SECTION IV - REPLACEMENT INFORMATION
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 WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)?   [ ] YES  [ ] NO

 If YES, please provide the following information:
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 Existing Company Name (Where are the Plan Assets?)

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 Existing Company Address

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 Existing Contract(s) & Number(s)

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 Existing Company Contact Name                         Phone Number

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 Existing TPA (if different than Section III)          Phone Number

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                       SECTION V - ADDITIONAL INFORMATION
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 Please provide any additional information or unique processes specific to this plan:


L-24767AZ                                 Order # L-24770AZ Rev. 05/06; 3 of 5

                     ACKNOWLEDGMENT AND SIGNATURES REQUIRED
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NOTICE OF INSURANCE FRAUD: The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to and read the fraud warning statement for your state as indicated below. Your signature(s) below confirms that you have read the applicable warning for your state.


ALASKA, ARIZONA, ARKANSAS, DELAWARE, IDAHO, INDIANA, KENTUCKY, LOUISIANA, MAINE, MINNESOTA, NEW JERSEY, NEW MEXICO, OHIO, OKLAHOMA, TENNESSEE, TEXAS, VIRGINIA, WASHINGTON D.C., WEST VIRGINIA, AND ALL STATES NOT LISTED BELOW.
WARNING: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

CALIFORNIA: For your protection California law requires the following to appear on this form: Any person who knowingly presents a false or fraudulent claim for payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NEW HAMPSHIRE: Any person who, with a purpose to injure, defraud or deceive any insurance company, files a statement of claim containing any false, incomplete or misleading information is subject to prosecution and punishment for insurance fraud, as provided in RSA 638:20.

NEW YORK: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intent to defraud, presents false information in an insurance request form, or who presents, helps or has presented a fraudulent claim for the payment of a loss or other benefit, or presents more than one claim for the same damage or loss, will incur a felony, and upon conviction will be penalized for each violation with a fine no less than five thousand (5,000) dollars nor more than ten thousand (10,000) dollars, or imprisonment for a fixed term of three (3) years, or both penalties. If aggravated circumstances prevail, the fixed established imprisonment may be increased to a maximum of five (5) years; if attenuating circumstances prevail, it may be reduced to a minimum of two (2) years.



                       SEE PAGE 5 FOR REQUIRED SIGNATURES


L-24767AZ                                 Order # L-24770AZ Rev. 05/06; 4 of 5

ACKNOWLEDGMENTS: I acknowledge the following: (1) I have received the Disclosure Memorandum of MetLife Separate Account QPN for Variable Annuities provided by MetLife Insurance Company of Connecticut; (2) the group annuity contract, if issued, supersedes every written or oral statement concerning the contract; (3) an annuity contract does not confer any tax deferral benefit beyond what is already offered by a tax-qualified retirement plan; (4) I selected this annuity contract for reasons other than tax deferral; and (5) the person that solicited the Plan's purchase of this contract provided a plain-language explanation of the commissions that MetLife Insurance Company of Connecticut will pay to the person who soliciated the sale of this annuity.

Further more, I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of MetLife Insurance Company of Connecticut. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and there are no guarantees as to a fixed dollar amount. No agent is authorized to make changes to the contract or application. I understand that MetLife Insurance Company of Connecticut may amend this contract to comply with changes in the Internal Revenue Code and related Regulations.
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EMPLOYER SIGNATURE                                   DATE


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I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such representations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THE CONTRACT APPLIED FOR REPLACE ANY EXISTING ANNUITY CONTRACT?
[ ]YES [ ] NO
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Agent/Representative Name           Social Security Number     Telephone Number

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Agent/Representative Signature      Date                       License Number

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Agent Representative Name           Social Security Number     Telephone Number

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Agent/Representative Signature      Date                       License Number

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FOR METLIFE RESOURCES USE ONLY (Circle one)

C/E/G/H
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L-24767AZ                               ORDER # L-24770AZ  Rev. 05/06;  5 of 5